 -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               ----------------

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):       June 30, 1999
                                                      --------------------


                             VIGNETTE CORPORATION
--------------------------------------------------------------------------------
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        Delaware                          000-25375                 74-2769415
--------------------------------------------------------------------------------
(State or other jurisdiction             (Commission              (IRS Employer
of incorporation)                        File Number)             Identification
                                                                        No.)

                901 South Mopac Expressway, Austin, Texas 78746
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)  (Zip Code)


      (512) 306-4300 (Registrant's telephone number, including area code)
--------------------------------------------------------------------------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Effective June 30, 1999, Vignette Corporation ("Vignette" or the "Company") acquired 100 percent of the outstanding stock and assumed all outstanding stock options of Diffusion, Inc. ("Diffusion"), a leader in multi-channel information delivery solutions, in exchange for 393,271 shares of Vignette common stock. The total cost of the acquisition, including transaction costs, was approximately $31.2 million. The acquisition was accounted for as a purchase business combination.

The foregoing description is qualified in its entirety by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on July 15, 1999 (the "Prior 8-K") and to the Agreement which was attached as Exhibit 2.1 to the Prior 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements and pro forma financial information are being provided in accordance with the instructions to this item.

     (a)       Financial Statements of Business Acquired.

               Report of Ernst & Young LLP, Independent Auditors

               Balance sheets of Diffusion, Inc. at December 31, 1998 and 1997 and at June 30, 1999 (unaudited)

               Statements of operations of Diffusion, Inc. for the years ended December 31, 1998 and 1997 and for the six months ended June 30, 1999 and 1998 (unaudited)

               Statement of shareholders' equity of Diffusion, Inc.

               Statements of cash flows of Diffusion, Inc. for the years ended December 31, 1998 and 1997 and for the six months ended June 30, 1999 and 1998 (unaudited)

     (b)       Pro Forma Financial Information.

               Unaudited pro forma condensed balance sheet as of June 30, 1999*

               Unaudited pro forma condensed statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 and accompanying explanatory notes

     (c)       Exhibits:

               Exhibit
               Number         Description
               -------        -----------
               2.1**          Agreement between Vignette Corporation and
                              Diffusion, Inc. dated May 10, 1999
               23.1           Consent of Ernst & Young LLP, Independent Auditors
               99.1**         Text of Press Release dated July 6, 1999

-----------------------------
* A pro forma condensed balance sheet is not provided herein as the balance sheet reported in the Company's Form 10-Q filed on August 13, 1999 reflects the acquisition.
** Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on July 15, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VIGNETTE CORPORATION



Date:  September 15, 1999          By: /s/ Gregory A. Peters
                                       -------------------------------
                                       Gregory A. Peters
                                       President and
                                       Chief Executive Officer

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Diffusion, Inc.

We have audited the accompanying balance sheets of Diffusion, Inc. as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diffusion, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Diffusion, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred operating losses since inception and has insufficient cash and cash equivalents on hand at December 31, 1998 to fund its operations for the next fiscal year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                    /s/ Ernst & Young LLP

Palo Alto, California
February 27, 1999

                                DIFFUSION, INC.
                                 BALANCE SHEETS
                    (in thousands, except number of shares)


                                                                                               December 31,            June 30,
                                                                                             1998       1997            1999
                                                                                             ------------------------------------
Assets                                                                                                                (unaudited)
Current assets:
 Cash and cash equivalents                                                                   $  1,864   $    1,118      $      30
 Short-term investments                                                                           998          998              -
 Accounts receivable, net of allowance of $24 and $22 at December 31, 1998 and 1997               212          196            115
 Prepaid expenses and other current assets                                                        149          191            332
                                                                                             ------------------------------------
Total current assets                                                                            3,223        2,503            477

Property and equipment, net                                                                       240          442            156

Other assets                                                                                       19          125             19
                                                                                             ------------------------------------
                                                                                             $  3,482   $    3,070      $     652
                                                                                             ====================================
Liabilities and shareholders' equity
Current liabilities:
 Accounts payable                                                                            $    221   $      367      $     661
 Accrued compensation                                                                             377          297            351
 Deferred revenue                                                                                 209          228            643
 Other accrued liabilities                                                                        427          264            264
 Current portion of capital lease obligations                                                     233          264            174
                                                                                             ------------------------------------
Total current liabilities                                                                       1,467        1,420          2,093

Long-term portion of capital lease obligations                                                    130          229             82

Commitments

Shareholders' equity:
 Redeemable convertible preferred stock: no par value; 14,000,000 shares authorized, designated Series A; 3,161,500 shares issued and outstanding at
  December 31, 1998 and 1997, at amounts paid in (aggregate liquidation preference of $1,581); Series B; 3,075,000 shares issued and outstanding at
  December 31, 1998 and 1997, at amounts paid in (aggregate liquidation preference of $4,505); Series C; 2,857,144 shares issued and outstanding at
  December 31, 1998 and 1997, at amounts paid in (aggregate liquidation preference of $5,100); Series D; 3,375,870 shares issued and outstanding at
  December 31, 1998 (none in 1997), at amounts paid in (aggregate liquidation
  preference of $(6,042))                                                                      17,094       11,088         17,094
 Common stock: no par value; 25,000,000 shares authorized; 3,574,928 and
  3,435,712 shares issued and outstanding at December 31, 1998 and 1997                           278          266            336
 Shareholder notes receivable                                                                    (218)        (218)             -
 Accumulated deficit                                                                          (15,269)      (9,715)       (18,953)
                                                                                             ------------------------------------
Shareholders' equity                                                                            1,885        1,421         (1,523)
                                                                                             ------------------------------------
                                                                                             $  3,482   $    3,070      $     652
                                                                                             ====================================

                            See accompanying notes.

                                DIFFUSION, INC.
                            STATEMENTS OF OPERATIONS
                                 (in thousands)


                                                                          Years ended                    Six months ended
                                                                          December 31,                       June 30,
                                                                       1998         1997               1999           1998
                                                                   ----------------------------    -------------------------
                                                                                                           (unaudited)
Net revenues:
 Product revenues                                                     $   752        $   479              $   190    $   550
 Service revenues                                                         330             83                  243        143
                                                                   -------------------------       -------------------------
Total net revenues                                                      1,082            562                  433        693

Costs and expenses:
 Costs of revenues                                                        218            297                   86        173
 Research and development                                               1,795          1,629                  876        882
 Sales and marketing                                                    3,529          3,324                1,827      1,735
 General and administrative                                             1,268          1,478                1,344        677
                                                                   -------------------------       -------------------------
Total costs and expenses                                                6,810          6,728                4,133      3,467
                                                                   -------------------------       -------------------------

Loss from operations                                                   (5,728)        (6,166)              (3,700)    (2,774)

Other income, net                                                         174            178                   16         60
                                                                   -------------------------       -------------------------
Net loss                                                              $(5,554)       $(5,988)             $(3,684)   $(2,714)
                                                                   =========================       =========================

                            See accompanying notes.

                                DIFFUSION, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
               (in thousands, except share and per share amounts)

                                                    Redeemable
                                                    Convertible                            Shareholder                Total
                                                  Preferred Stock        Common Stock         Notes    Accumulated  Shareholders'
                                             --------------------------------------------
                                                 Shares     Amount      Shares  Amount     Receivable   Deficit       Equity
                                             ----------------------------------------------------------------------------------
Balances as of December 31, 1996              6,236,500    $ 6,022   1,885,978     $ 30     $       -  $   (3,727)  $     2,325

Issuance of Series C redeemable convertible
 preferred stock, net of $34 issuance costs   2,857,144      5,066           -        -             -          -          5,066

Issuance of common stock to lessors                   -          -      16,500        3             -          -              3

Exercise of common stock options                      -          -     180,234       30           (15)         -             15

Issuance of common stock in exchange for
 shareholder notes receivable                         -          -   1,353,000      203          (203)         -              -


Net loss                                              -          -           -        -             -     (5,988)        (5,988)

                                             -----------------------------------------------------------------------------------
Balances as of December 31, 1997              9,093,644     11,088   3,435,712      266          (218)    (9,715)         1,421

Issuance of Series D redeemable convertible
 preferred stock, net of issuance costs
 of $37                                       3,375,870      6,006           -        -             -          -          6,006

Exercise of common stock options                      -          -     139,216       12             -          -             12

Net loss                                              -          -           -        -             -     (5,554)        (5,554)
                                             -----------------------------------------------------------------------------------
Balances as of December 31, 1998             12,469,514    $17,094   3,574,928     $278     $    (218) $ (15,269)   $     1,885
                                             ===================================================================================

                            See accompanying notes.

                                DIFFUSION, INC.
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                         Years ended          Six months ended
                                                                                         December 31,             June 30,
                                                                                     1998            1997   1999            1998
                                                                                     --------------------   --------------------
                                                                                                                (unaudited)
Operating activities
Net loss                                                                             $ (5,554)  $ (5,988)   $ (3,684)  $(2,714)
Adjustments to reconcile net loss to net cash used
 in operating activities:
 Depreciation and amortization                                                            355        398         137       204
 Changes in operating assets and liabilities:
  Accounts receivable                                                                     (16)      (196)         97      (302)
  Prepaid expenses and other current assets                                                42       (135)       (183)       66
  Accounts payable                                                                       (146)       157         440      (101)
  Accrued compensation                                                                     80        242         (26)       90
  Deferred revenue                                                                        (19)       228         434        48
  Other accrued liabilities                                                               163        253        (163)      117
                                                                                     --------------------   --------------------
Net cash used in operating activities                                                  (5,095)    (5,041)     (2,948)   (2,592)
                                                                                     --------------------   --------------------

Investing activities
Capital expenditures                                                                        -       (127)        (53)        -
Purchases of available-for-sale securities                                            (14,663)      (502)          -         -
Sale of available-for-sale securities                                                  14,663                    998         -
Proceeds from repayment of shareholder notes receivable                                     -          -         218         -
Other assets                                                                              106        (60)          -       107
                                                                                     --------------------   --------------------
Net cash provided by (used in) investing activities                                       106       (689)      1,163       107
                                                                                     --------------------   --------------------

Financing activities
Principal payments under capital lease obligations                                       (283)      (208)       (107)     (108)
Proceeds from issuance of common stock                                                     12         18          58         6
Net proceeds from issuance of preferred stock                                           6,006      5,066           -     6,006
                                                                                     --------------------   --------------------
Net cash provided by (used in) financing activities                                     5,735      4,876         (49)    5,904
                                                                                     --------------------   --------------------
Net increase (decrease) in cash and cash equivalents                                      746       (854)     (1,834)    3,419
Cash and cash equivalents at beginning of period                                        1,118      1,972       1,864     1,118
                                                                                     --------------------   --------------------
Cash and cash equivalents at end of period                                           $  1,864   $  1,118    $     30   $ 4,537
                                                                                     ====================   ====================
Supplemental disclosure of cash flow information
Cash paid for interest                                                               $     38   $     43    $     14    $   21
                                                                                     ====================   ====================

Supplemental schedule of noncash investing and financing activities
Property and equipment acquired under capital lease obligations                      $    153   $    308    $      -    $    30
                                                                                     ====================   ====================
Issuance of common stock in exchange for shareholder notes receivable                $      -   $    218    $      -    $     -
                                                                                     ====================   ====================

                            See accompanying notes.

                                DIFFUSION, INC.
                        NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. Summary of the Company and Significant Accounting Policies

The Company

Diffusion, Inc. (the "Company") was incorporated on April 20, 1995. The Company is a provider of Customer Relationship Management ("CRM") solutions for automating personalized, closed-loop interactions between an enterprise and its customers. The Diffusion CRM System is an "electronic relationship manager" that delivers appropriate information such as transaction occurrence and status to specific individuals via their preferred media: email, fax, pager, phone, Web, or printer.

The Company is subject to a number of risks associated with companies in a similar stage of development, including dependence on key employees for technology development and support, volatility of the software industry, potential competition from larger more established companies, the successful development and marketing of its products, and the ability to obtain adequate financing to support its growth.

At December 31, 1998, the Company has incurred an accumulated deficit of approximately $15,269,000. The Company will require additional financing to fund ongoing operations and to meet existing repayment obligations for 1998. While the Company plans to obtain additional financing to meet these needs, the additional financing sources have not yet been identified. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See Note 8.

Interim Financial Statements

In the opinion of management, the unaudited interim financial statements at June 30, 1999 and for the six months ended June 30, 1999 and 1998 include all adjustments, consisting only of normal recurring accruals, necessary to present fairly the Company's financial position at June 30, 1999, and results of operations and cash flows for the six months ended June 30, 1999 and 1998. Results for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the entire year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

Research and Development

Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standard No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, all research and development costs have been charged to operations as incurred.

                                DIFFUSION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants' Statement of Position No. 97-2, "Software Revenue Recognition" ("SOP 97-2"), as amended by Statement of Position 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2." The Company derives revenue from the sale of software licenses, post-contract support ("support"), and other services. Support includes telephone technical support, bug fixes, and rights to upgrades on a when-and-if-available basis. Services range from installation, training, and basic postimplementation consulting to meet specific customer needs.

Revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant Company obligations with regard to implementation remain, the fee is fixed or determinable, and collectibility is probable. Revenue allocable to support is recognized on a straight-line basis over the period support is provided and revenue allocable to the software services is recognized as the services are performed.

Cash Equivalents and Short-Term Investments

Cash equivalents and short-term investments consist of money market funds and U.S. government obligations. For purposes of the accompanying statement of cash flows, the Company considers all such liquid instruments with an original maturity date of three months or less to be cash equivalents.

Available-for-Sale Securities

Management determines the appropriate classification of marketable debt securities ("securities") at the time of purchase. At December 31, 1998 and 1997, the Company's securities are classified as available-for-sale and consist of money market funds and short-term investments. The amortized cost of these investments approximates their fair value. Fair values for investment securities are based on quoted market prices. All marketable securities available-for-sale mature within one year of date of purchase. Unrealized gains and losses are not material, and have, therefore, not been shown separately. Gross realized gains and losses on sales of available-for-sale securities were immaterial.

Depreciation and Amortization

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful lives of the assets, generally two years. Equipment held under capital leases is amortized on a straight-line basis over the shorter of the lease term or the lives of the respective assets, generally two years.

Stock-Based Compensation

As permitted under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), the Company accounts for employee stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant and, accordingly, recognizes no compensation expense for the employee stock option grants.

                                DIFFUSION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash investments. The Company's cash investments generally consist of money market funds with qualified financial institutions, commercial paper issued by companies with strong credit ratings, and U.S. government obligations.

Revenues from distributors and customers representing 10% or more of total revenue during fiscal 1998 and 1997 are as follows:

                                      1998     1997
                                      -------------
               Customer:
               A                      47%        -
               B                       -        52%
               C                       -        17%
               D                       -        17%

Comprehensive Income

As of January 1, 1998, the Company adopted Financial Accounting Standards Board's Statement No. 130, "Reporting Comprehensive Income" ("Statement 130"). Statement 130 establishes new rules for the reporting and display of comprehensive income and its components. Comprehensive loss is the same as net loss for all periods presented as there are no adjustments reported in shareholders' equity which are to be included in the computation. Accordingly, the adoption of this statement had no impact on the Company's net loss or shareholders' equity.

Recently Issued Accounting Standards

In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires companies to capitalize certain qualifying computer software costs which are incurred during the application development stage and amortize them over the software's estimated useful life. The Company is required to adopt SOP 98-1 effective January 1, 1999. The Company does not currently expect the adoption of SOP 98-1 to be material to its consolidated financial position or results of operations.

In December 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" ("SOP 98-9"). SOP 98-9 requires use of the "residual method" for recognition of revenue when vendor-specific objective evidence (VSOE) exists for undelivered elements but does not exist for delivered elements of a software arrangement. The Company will be required to comply with the provisions of SOP 98-9 for transactions entered into beginning January 1, 2000.

                                DIFFUSION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2. Property and Equipment

Property and equipment consist of the following:

                                                                             December 31,
                                                                      1998                    1997
                                                                 -----------------------------------
                                                                             (in thousands)
Computer hardware and software                                      $  941                  $  799
Office furniture and fixtures                                          243                     232
                                                                 -----------------------------------
                                                                     1,184                   1,031

Less accumulated depreciation and amortization                         944                     589
                                                                 -----------------------------------
                                                                    $  240                  $  442
                                                                 ===================================

As of December 31, 1998 and 1997, property and equipment includes amounts held under capital leases of $937,000 and $784,000 and related allowance for amortization of $887,000 and $490,000, respectively.

3. Commitments

Leases

The Company leases its principal office under a noncancelable operating lease agreement that expires in October 1999. In 1997 and 1996, the Company entered into a $500,000 and $700,000 equipment lease line of credit, respectively. In total, approximately $243,000 and $396,000 remained available at December 31, 1998 and 1997, respectively. The borrowings under the form of notes payable bear interest of approximately 8% and are secured by substantially all of the assets held by the Company.

As of December 31, 1998, minimum lease payments under all noncancelable lease agreements were as follows:

                                                          Capital               Operating
                                                          Leases                 Leases
                                                  ----------------------------------------
                                                                 (in thousands)
Year ended December 31,
 1999                                                       $252                   $140
 2000                                                        106                      -
 2001                                                         30                      -
                                                  ----------------------------------------
Total minimum lease payments                                 388                   $140
                                                                         =================
Less amount representing interest                             25
                                                  ----------------
Present value of minimum lease payments                      363
Less current portion                                         233
                                                  ----------------
Long-term capital lease obligations                         $130
                                                  ================

Rent expense was approximately $229,000, $196,000, and $608,000 for the years ended December 31, 1998 and 1997, and for the period from inception (April 20, 1995) to December 31, 1998, respectively.

                                DIFFUSION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


4. Stockholders' Equity

Redeemable Convertible Preferred Stock

Each share of Series A, B, C, and D preferred stock is convertible into common stock at the exchange rate in effect at the time of conversion, currently one-to-one, and is subject to appropriate adjustment for common stock splits, stock dividends, and similar transactions. Conversion is automatic upon the closing of an initial public offering of common stock in which the aggregate gross proceeds to the Company are at least $15,000,000 with a minimum offering price of $5.00 per share.

Each holder of Series A, B, C, and D preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such preferred stock are convertible.

Each holder of preferred stock is entitled to receive, when and as declared by the board of directors, noncumulative dividends at the annual rate of $0.04, $0.12, $0.15, and $0.14 per share of Series A, B, C, and D preferred stock, respectively, payable in preference and priority to any payment of any dividend on common stock.

In the event of liquidation, the holders of preferred stock are entitled to a liquidation preference equal to $0.50, $1.47, $1.79, and $1.79 for all Series A, B, C, and D preferred stock, respectively, plus all declared but unpaid dividends for each outstanding share of Series A, B, C, and D preferred stock, respectively; then their pro rata share (determined as if all outstanding shares of preferred stock are converted to common stock) until aggregate distributions on each outstanding share of Series A, B, C, and D preferred stock total $1.13, $3.30, $4.02, and $4.03 per share, respectively. Any remaining assets shall be distributed on a pro rata basis among the holders of the common stock.

At any time after October 6, 2001, the holders of not less than 75% of the preferred stock then outstanding may elect, by written notice to the Company, to have the outstanding Series A, B, C, and D preferred stock redeemed, in whole or in part, by paying in cash $0.50, $1.47, $1.79, and $1.79 per share, respectively, for the preferred stock then outstanding (appropriately adjusted for any dilution), plus an amount equal to all declared and unpaid dividends on the outstanding shares of Series A, B, C, and D preferred stock.

Common Stock

In October 1995, under a stock purchase agreement, the Company issued 1,722,000 common shares to an employee and founder of the Company at a price of $0.0116 per share; 75% of these shares are subject to repurchase rights which expire ratably over the 48 months following the date of the stock purchase agreement. Upon termination of service, any unvested shares may be repurchased by the Company at the issuance price. At December 31, 1998 and 1997, 269,063 and 591,938 shares were subject to repurchase, respectively.

In January 1997, under a stock purchase agreement, the Company issued 1,353,000 common shares to an employee of the Company at a price of $0.15 per share in exchange for a promissory note bearing interest at not less than 5.63% per annum. Following the date of the stock purchase agreement, 92% of these shares are subject to repurchase rights which expire ratably over 44 months. A further 82,350 shares were issued upon immediate exercise of an option granted in September 1997 at a price of $0.18 per share; 75% of these shares are subject to repurchase rights which expire ratably over the 36 months following the date of the stock purchase

                                DIFFUSION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

agreement. These shares were also issued in exchange for a promissory note. Upon termination of service, any unvested shares may be repurchased by the Company at the issuance price. At December 31, 1998 and 1997, 515,239 and 874,063 shares were subject to repurchase.

The Company has reserved 12,469,514 shares of its common stock for issuance upon conversion of its Series A, B, C, and D preferred stock, and 3,544,636 common shares for issuance under the option plans.

Stock Option Plans

As discussed in Note 1, the Company has elected to follow Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

During 1997, the Company adopted the 1997 Stock Option Plan (the "1997 Plan"). Under the 1997 Plan, up to 1,800,000 shares of the Company's common stock may be granted to eligible participants.

During 1995, the Company adopted the 1995 General Stock Option Plan (the "1995 Plan"). Under the 1995 Plan, up to 1,102,500 shares of the Company's common stock may be granted to eligible participants. Also during 1995, the Company adopted the 1995 Executive Stock Option Plan (the "Executive Plan," altogether known as the "Plans"). Under the Executive Plan, up to 2,214,000 shares of the Company's common stock may be granted to directors and/or executive officers of the Company. Under the Plans, options to purchase common stock may be granted at no less than 85% of the fair value on the date of the grant (110% of fair value in certain instances), as determined by the board of directors. Options generally are immediately exercisable, subject to repurchase rights of the Company, which lapse over a 48-month period, and have a maximum term of 10 years.

Pro forma information regarding net income (loss) is required by Statement 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using the minimum value method option pricing model with the following weighted-average assumptions for 1996 and 1997, respectively: risk-free interest rates of 5.0% to 6.3% a dividend yield of 0%, and a weighted-average expected life of the option of four years.

The effect of applying Statement 123 to the Company's stock option awards did not result in pro forma net loss that was materially different from historical amounts reported. Therefore, such pro forma information is not separately presented herein. Future pro forma net income/loss results may be materially different from actual amounts reported.

                                DIFFUSION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

A summary of activity under the Plans is as follows:

                                                                                                                      Weighted-
                                                            Shares                                                     Average
                                                        Available for            Options             Price Per         Exercise
                                                             Grant             Outstanding             Share             Price
                                                 --------------------------------------------------------------------------------
Balance at December 31, 1996                               1,329,614            1,887,386           $0.03-$0.15             $0.07
 Additional shares authorized, net of
  reductions                                                 647,086                    -                     -                 -
 Options granted                                          (1,439,750)           1,439,750           $0.15-$0.18             $0.18
 Options exercised                                                 -             (180,234)          $0.15-$0.18             $0.17
 Options canceled                                            638,700             (638,700)          $0.15-$0.18             $0.18
                                                 ----------------------------------------
Balance at December 31, 1997                               1,175,650            2,508,202           $0.03-$0.18
 Options granted                                          (1,320,813)           1,320,813           $      0.18             $0.18
 Options exercised                                                 -             (139,216)          $0.05-$0.18             $0.09
 Options canceled                                            956,401             (956,401)
                                                 ----------------------------------------
Balance at December 31, 1998                                 811,238            2,733,398           $0.03-$0.18
                                                 ========================================

                                                                  1998                                    1997
                                               -------------------------------------------------------------------------------
                                                                          Weighted-                               Weighted-
                                                                           Average                                 Average
                                                       Options              Price               Options             Price
                                               -------------------------------------------------------------------------------
Exercisable at end of year                                 2,733,398               $0.12            2,508,202            $0.10
                                               ===============================================================================
Weighted-average fair value of options granted
 during the year                                                                   $0.04                                 $0.04
                                                                     ====================                     =================

Exercise prices for options outstanding as of December 31, 1998 ranged from $0.05 to $0.18. The weighted-average remaining contractual life of those options is 8 years. Options subject to repurchase by the Company total 48,857 and 84,809 at December 31, 1998 and 1997, respectively.

5. Employee Benefit Plans

The Company has a 401(k) plan which stipulates that all full-time employees can elect to contribute to the 401(k) plan, subject to certain limitations, up to 18% of salary on a pretax basis. The Company has the option to provide matching contributions but has not done so to date.

6. Income Taxes

As of December 31, 1998, the Company had federal net operating loss carryforwards of approximately $14,200,000. The Company also had federal research and development tax credit carryforwards of approximately $200,000. The net operating loss and credit carryforwards will expire at various dates beginning on 2010 through 2018, if not utilized.

Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in expiration of net operating losses and credits before utilization.

As of December 31, 1998 and 1997, the Company had deferred tax assets of approximately $6,100,000 and $3,800,000, respectively. The net deferred tax asset has been fully offset by a valuation allowance. The valuation allowance for

                                DIFFUSION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

deferred tax assets increased by approximately $2,300,000 during the year ended December 31, 1997. Deferred tax assets primarily relate to net operating loss carryforwards.

7. Year 2000 Issue (Unaudited)

Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries in order to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies will need to be upgraded to comply with Year 2000 requirements. Significant uncertainty exists concerning the potential effects associated with this issue. Although the Company believes that its products and services are Year 2000 compliant, there can be no assurance that Year 2000 errors or defects will not be discovered in the Company's current and future products or services. Any failure by the Company to make its products Year 2000 compliant could result in a decrease in revenue and an increase in the allocation of resources to address Year 2000 problems without additional revenue commensurate with such dedication of resources, or an increase in litigation costs relating to losses suffered by the Company's customers due to such Year 2000 problems.

The Company has conducted a preliminary assessment of its internal information technology ("IT") and non-IT systems to identify the systems that could be affected by the Year 2000 issue. Based on this preliminary assessment, the Company currently has no reason to believe that its IT and non-IT systems are not Year 2000 compliant. The Company intends to continue to assess the Year 2000 compliance of its internal systems.

To date, the Company has not made any material expenditures related to the Year 2000 compliance of its internal information technology systems and the Company does not currently anticipate spending any material amounts for Year 2000 remediation. There can be no assurance that Year 2000 errors or defects will not be discovered in the Company's internal IT and non-IT systems. In the event Year 2000 errors or defects are discovered in the Company's internal IT and non-IT systems and the Company is not able to remedy such errors or defects in a timely manner or the cost to remedy such errors or defects is significant, there would be a material adverse effect on the Company's business, results of operation, or financial condition.

The Company relies on third-party vendors and service providers for various products and services. There can be no assurance that third parties' failure to ensure Year 2000 compliance would not have an adverse impact on the Company's financial condition or results of operations.

The Company currently does not have a specific contingency plan intended to mitigate the effects of any potential Year 2000 disruption. However, the Company would formulate such a plan in the future, if necessary.

8. Subsequent Event (Unaudited)

Effective June 30, 1999, Vignette Corporation ("Vignette") acquired 100 percent of the outstanding stock and assumed all outstanding stock options of the Company in exchange for 393,271 shares of Vignette common stock. The total cost of the acquisition, including transaction costs, was approximately $31.2 million. The acquisition was accounted for as a purchase business combination.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Effective June 30, 1999, Vignette Corporation ("Vignette" or the "Company") acquired 100 percent of the outstanding stock and assumed all outstanding stock options of Diffusion, Inc. ("Diffusion"), a leader in multi-channel information delivery solutions, in exchange for 393,271 shares of Vignette common stock. The total cost of the acquisition, including transaction costs, was approximately $31.2 million. The acquisition was accounted for as a purchase business combination.

Attached are unaudited pro forma condensed statements of operations for Vignette Corporation for the year ended December 31, 1998 and for the six months ended June 30, 1999, including related notes thereto. These statements, including the weighted average number of shares used in the calculation of the pro forma per share data, assume the acquisition had been consummated on January 1, 1998. A condensed balance sheet at June 30, 1999, which reflects the acquisition as of the effective date of June 30, 1999, is included in the Company's Form 10-Q filed on August 13, 1999.

The unaudited pro forma condensed statements of operations are based on the historical financial statements of the Company and Diffusion. They are not necessarily indicative of the combined entity's operations had the acquisition actually occurred on the dates indicated, nor are they necessarily indicative of future operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to the unaudited pro forma condensed statements of operations.

These unaudited pro forma condensed statements of operations are based on and should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company and the financial statements and notes thereto of Diffusion for the year ended December 31, 1998.

                              VIGNETTE CORPORATION
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (in thousands, except per share data)

                                                              Pro Forma
                                    Vignette     Diffusion   Adjustments         Pro Forma
                                   Historical   Historical     (Note 2)           Combined
                                   -----------  -----------  ------------        ----------
Revenue:
Product license                      $  8,584      $   752       $     -          $  9,336
Services                                7,621          330             -             7,951
                                     --------      -------   -----------         ---------
Total revenue                          16,205        1,082             -            17,287

Cost of revenue:
Product license                           964           43             -             1,007
Services                                9,340          175             -             9,515
                                     --------      -------   -----------         ---------
Total cost of revenue                  10,304          218             -            10,522

Gross profit                            5,901          864             -             6,765

Operating expenses:
Research and development                6,962        1,795             -             8,757
Sales and marketing                    15,880        3,529             -            19,409
General and administrative              4,864        1,268             -             6,132
Charge for purchased in-process
 research and development,
 acquisition-related, and other
 charges                                2,089            -             -             2,089
Amortization of deferred
 stock compensation                     2,475            -             -             2,475
Amortization of intangibles                 -            -         3,547(a)          3,547
                                     --------      -------   -----------         ---------
Total operating expenses               32,270        6,592         3,547            42,409
                                     --------      -------   -----------         ---------
Loss from operations                  (26,369)      (5,728)       (3,547)          (35,644)
Other income, net                         172          174             -               346
                                     --------      -------   -----------         ---------
Net loss                             $(26,197)     $(5,554)      $(3,547)         $(35,298)
                                     ========      =======   ===========         =========
Basic net loss per share             $  (9.20)                                    $ (10.93)
                                     ========                                    =========
Shares used in computing
 basic net loss per share               2,849                                        3,228
                                     ========                                    =========

                            See accompanying notes.

                              VIGNETTE CORPORATION
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                     (in thousands, except per share data)



                                                              Pro Forma
                                    Vignette     Diffusion   Adjustments        Pro Forma
                                   Historical   Historical     (Note 2)          Combined
                                   -----------  -----------  ------------       ----------
Revenue:
Product license                      $ 12,198      $   190      $      -         $ 12,388
Services                               11,807          243             -           12,050
                                     --------      -------   -----------        ---------
Total revenue                          24,005          433             -           24,438

Cost of revenue:
Product license                         1,153            6             -            1,159
Services                               10,234           80             -           10,314
                                     --------      -------   -----------        ---------
Total cost of revenue                  11,387           86             -           11,473

Gross profit                           12,618          347             -           12,965

Operating expenses:
Research and development                5,717          876             -            6,593
Sales and marketing                    16,580        1,827             -           18,407
General and administrative              3,349        1,344             -            4,693
Charge for purchased in-process
 research and development,
 acquisition-related, and other
 charges                               14,690            -       (14,690)(b)            -
Amortization of deferred
 stock compensation                     2,957            -             -            2,957
Amortization of intangibles                 -            -         1,774 (a)        1,774
                                     --------      -------   -----------        ---------
Total operating expenses               43,293        4,047       (12,916)          34,424
                                     --------      -------   -----------        ---------
Loss from operations                  (30,675)      (3,700)       12,916          (21,459)
Other income, net                       1,210           16             -            1,226
                                     --------      -------   -----------        ---------
Net loss                             $(29,465)     $(3,684)     $ 12,916         $(20,233)
                                     ========      =======   ===========        =========
Basic net loss per share             $  (1.54)                                   $  (1.04)
                                     ========                                   =========
Shares used in computing
 basic net loss per share              19,088                                      19,466
                                     ========                                   =========

                            See accompanying notes.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.   GENERAL

    The Company accounted for the acquisition as a purchase business combination. The accompanying unaudited pro forma condensed financial statements reflect an aggregate purchase price of approximately $31.2 million, consisting of the fair value of common stock issued ($30.9 million) as well as transaction costs ($313,000). The following table presents the allocation of the purchase price (in thousands):


     In-process research and development                      $11,600
     Acquired technology                                        6,300
     Workforce                                                    900
     Excess of cost over fair value of net assets acquired     14,750
     Net fair value of tangible assets acquired and
     liabilities assumed                                       (2,316)
                                                              -------
                                                              $31,234
                                                              =======

    The allocation of in-process research and development, acquired technology and workforce was based upon an independent valuation.

2.   UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

     The accompanying unaudited pro forma condensed statements of operations have been prepared as if the acquisition was consummated as of January 1, 1998. Pro forma adjustments were made to reflect the:

     (a) Amortization of acquired intangibles, with amortization periods of five years for amounts allocated to acquired technology and workforce and seven years for the excess of cost over fair value of net assets acquired.

     (b) Exclusion of the one-time impact for the write-off of in-process research and development, acquisition-related expenses and integration costs recorded by the Company in connection with the acquisition.